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                                                                     Exhibit 3.3

                                     BYLAWS

                                       OF

                                 HOT JOBS, INC.

                            (A DELAWARE CORPORATION)

                                      *****

                                    ARTICLE I


                                     OFFICES

         SECTION 1. OFFICE. The registered office of the corporation shall be in the City of Wilmington, State of Delaware.

         SECTION 2. ADDITIONAL OFFICES. The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time designate or the business of the corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

         SECTION 1. PLACE OF MEETING. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as the board of directors may order in the Notice of Meeting.

         SECTION 2. ANNUAL MEETINGS. A meeting of stockholders shall be held annually for the election of directors and the transaction of other business. The first such meeting shall be held within twelve months from the date of incorporation of the corporation on such day as the board of directors may order in the Notice of Meeting.

         SECTION 3. AGENDA. The order of business at the annual meeting of stockholders shall be as follows:

         (a) Calling the meeting to order.

         (b) Proof of notice of meeting or waiver thereof.

         (c) Reading of minutes of last annual meeting.

         (d) Reports of officers.

         (e) Reports of committees.

         (f) Election of directors.

         (g) Transaction of other business.
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         SECTION 4. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing by stockholders owning a majority in amount of the capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         SECTION 5. NOTICE OF MEETINGS. Written notice of the annual meeting stating the place, date and hour shall be given personally or by mail not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Written notice of a special meeting stating the place, date and hour, and indicating that it is being issued by or at the direction of the person or persons calling the meeting, and stating the purpose or purposes for which the meeting is called, shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

         SECTION 6. ADJOURNED MEETINGS. The stockholders present may adjourn a meeting despite the absence of a quorum. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date for the adjourned meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice.

         SECTION 7. LIST OF STOCKHOLDERS AT MEETING. A list of stockholders as of the record date, certified by the secretary or by the transfer agent, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

         SECTION 8. QUORUM. At any meeting of the stockholders, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.

         SECTION 9. CHAIR. At each and every meeting of the stockholders, the president and CEO, or in his absence, the Chairman of the Board, shall preside at and act as chair.

         SECTION 10. VOTING. At each and every meeting of the stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing. Every holder of common stock of the corporation shall be entitled to one vote for every share standing in its name on the record of stockholders. Directors shall be elected by a plurality of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote in the election, and any other corporate action to be taken by vote of the stockholders shall be authorized by a
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majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

         SECTION 11. PROXIES. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be in writing and signed by the stockholder or his attorney-in-fact. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

         SECTION 12. INSPECTORS AT STOCKHOLDERS' MEETINGS. The board of directors, in advance of any stockholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting may, and on the request of any stockholder entitled to vote thereat shall appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

         SECTION 13. WRITTEN CONSENT OF STOCKHOLDERS. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. BOARD OF DIRECTORS. The business of this corporation shall be managed under the direction of its board of directors.

         SECTION 2. QUALIFICATIONS OF DIRECTORS. Each director shall be at least eighteen years of age. A Director need not be a stockholder of the corporation.

         SECTION 3. NUMBER OF DIRECTORS. The initial number of directors constituting the entire board shall be one. Thereafter, the number of directors may be increased or decreased by
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action of a majority of the entire board subject to the limitation that no decrease shall shorten the term of any incumbent director.

         SECTION 4. ELECTION AND TERM OF DIRECTORS. At each annual meeting of stockholders, directors shall be elected to hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified.

         SECTION 5. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason except the removal of directors without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring in the board by reason of the removal of directors without cause may be filled only by vote of the stockholders. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor, and until his successor has been elected and qualified.

         SECTION 6. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board of directors. Any or all of the directors may be removed without cause by vote of the stockholders.

         SECTION 7. RESIGNATION OF DIRECTORS. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the chairman of the board or secretary of the corporation. The acceptance of a resignation shall not be necessary to make it effective, but no resignation shall discharge any accrued obligation or duty of a director.

         SECTION 8. NOTICE OF MEETINGS OF THE BOARD. The first meeting of each newly elected board of directors may be held without notice. Regular meetings may also be held without notice to the directors. Special meetings shall be held upon written notice to the directors at the call of the chairman of the board or any director. The notice of a special meeting shall state the place, date and hour of the meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting, and specify the purpose thereof. The notice shall be given personally or by mail, not less than two nor more than ten days before the date of the meeting to each director. Such notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, directed to the director at his address or if he has filed with the secretary of the corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Notice of any adjourned meeting of the board, specifying the time and place of the next meeting, shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

         SECTION 9. QUORUM OF DIRECTORS. At all meetings of the board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business or of any specified item of business. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

         SECTION 10. MEETINGS OF THE BOARD. At all meetings of the board of directors, the chairman of the board, or in his absence, a director chosen by a majority of the directors present, shall preside at and act as chair. The act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, but in case of an equality of votes, the person chairing the meeting shall have a second or deciding vote.

         SECTION 11. ACTION BY BOARD OF DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if
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all the members of the board or the committee consent in writing to the adoption of a resolution authorizing the action.

         SECTION 12. DIRECTOR AND COMMITTEE ACTION BY CONFERENCE TELEPHONE. Any one or more members of the board of directors, or any committee thereof, may participate in a meeting of such board or committee by means of a conference telephone or similar equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting.

         SECTION 13. COMMITTEES OF THE BOARD. The board of directors, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of two or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the board, except as to the following matters:

         (1) The submission to stockholders of any action that requires stockholders' approval under the General Corporation Law of the State of Delaware.

         (2) The filling of vacancies in the board of directors or in any committee.

         (3) The fixing of compensation of any director for serving on the board or on any committee.

         (4) The amendment or repeal of the bylaws, or the adoption of new bylaws.

         (5) The amendment or repeal of any resolution of the board which by its terms shall not be so amendable or repealable.

         The board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the board of directors.

         SECTION 14. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
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                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. NUMBER. The officers of this corporation shall be a president and CEO, a secretary and a treasurer, each of whom shall be elected or appointed by the board of directors. The board of directors may also chose one or more vice presidents, assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

         SECTION 2. ELECTION AND TERM OF OFFICE. All officers shall be elected or appointed by the board to hold office for such term as the board deems appropriate, and each shall hold office for such term and until his successor has been elected or appointed and qualified.

         SECTION 3. PRESIDENT AND CEO. The president and CEO shall in general, supervise, manage, and control all of the business and affairs of the corporation, subject to the control of the board of directors. He shall have power to sign certificates representing shares of this corporation and to sign and execute all contracts and instruments of conveyance in the name of the corporation, to sign checks, drafts, notes and orders for the payment of money, and to appoint and discharge agents and employees, subject to the approval of the board of directors. He shall perform all the duties usually incident to the office of president and CEO.

         SECTION 4. VICE-PRESIDENT. The vice-president shall, in the absence or disability of the president and CEO, perform the duties and exercise the powers of the president and CEO. The vice-president shall have such powers and perform such duties as may be delegated to him by the president and CEO or prescribed by the board of directors.

         SECTION 5. SECRETARY. The secretary shall keep the minutes of all meetings of the board of directors, and the minutes of all meetings of the stockholders, and also, unless otherwise directed, the minutes of all meetings of committees in books provided for that purpose. He shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these bylaws, and in case of his absence or refusal so to do, any such notice may be given by any person thereunto directed by the president and CEO or by the directors or stockholders upon whose requisition the meeting is called. He shall have charge of the corporate books and records. He shall have the custody of the seal of the corporation and affix the same to all instruments requiring it when authorized by the directors or the president and CEO, and attest the same. He shall file all written requests that notices be mailed to stockholders at an address other than that which appears on the record of stockholders. He shall sign with the president and CEO or vice-president all certificates representing stock of the corporation. And he shall, in general, perform all the duties incident to the office of secretary.

         SECTION 6. TREASURER. The treasurer shall have custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation; when necessary or proper he shall indorse on behalf of the corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositary as the board of directors or the finance committee, if any, may designate. He shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the corporation and shall pay out of the funds on hand all just debts of the corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the corporation, and whenever required by the president and CEO or the directors he shall render a statement of his accounts. He shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the
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corporation; he shall at all reasonable times exhibit his books and accounts to any director of the corporation upon application at the office of the corporation during business hours; he shall sign with the president and CEO or a vice-president certificates representing stock of the corporation; he shall perform all other duties and acts incident to the office of treasurer. He shall give the corporation security for the faithful performance of his duties in such sum and with such surety as the board of directors may require.

         SECTION 7. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and the assistant treasurers may sign with the president and CEO or vice-president, certificates representing stock of the corporation. The assistant secretaries and the assistant treasurers shall have such other powers and shall perform such other duties as may be assigned to them by the board of directors, the president and CEO or by the secretary or treasurer, respectively. In the absence or disability of the secretary or the treasurer, the assistant secretary or the assistant treasurer, respectively, shall perform all their duties and exercise all their powers. The assistant treasurer may be required to give security for the faithful performance of his duties in such sum and with such surety as the board of directors may require.

         SECTION 8. REMOVAL OF OFFICERS. Any officer elected or appointed by the board of directors may be removed by the board of directors with or without cause.

         SECTION 9. VACANCIES. If the office of any officer becomes vacant, the directors may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term of his predecessor and until his successor is elected or appointed and qualified.

         SECTION 10. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the board of directors. No officer shall be precluded from receiving any compensation by reason of the fact that he is also a director of the corporation.
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                                    ARTICLE V

                                     SHARES

         SECTION 1. CERTIFICATE REPRESENTING SHARES. The shares of the corporation shall be represented by certificates in such form as shall be prepared or be approved by the board of directors and shall be numbered consecutively. The certificates shall be signed by the president and CEO or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation, and may be sealed with the seal of the corporation, if any, or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue. Each certificate shall state upon the face thereof: (1) that the corporation is formed under the laws of the state of Delaware; (2) the name of the person or persons to whom issued; and (3) the number and class of shares, and the designation of the series, if any, which such certificate represents. The corporation will furnish to any stockholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and, if the corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board to designate and fix the relative rights, preferences and limitations of other series.

         SECTION 2. LOST, DESTROYED AND STOLEN STOCK CERTIFICATES. Any person claiming a certificate representing shares to be lost, apparently destroyed or wrongfully taken shall make an affidavit or affirmation of that fact and advertise the same in such manner as the board of directors may require, and shall give the corporation an indemnity bond in such form and with one or more sureties satisfactory to the board, in such amount as the board may determine to protect it or any person injured by the issue of the new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, destroyed or wrongfully taken if the claimant so requests prior to notice to this corporation that the lost, apparently destroyed or wrongfully taken certificate has been acquired by a bona fide purchaser.

         SECTION 3. TRANSFER OF SHARES. The certificated stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates duly endorsed or accompanied by evidence of succession, assignment or authority to transfer shall be surrendered to the corporation by the delivery thereof to the person in charge of the list of stockholders and the transfer books and ledgers, or the transfer agent, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer on the record of stockholders of the corporation.

         SECTION 4. RECORD OF STOCKHOLDERS. The corporation shall keep at its office in this state or at the office of its transfer agent or registrar in this state, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof in written form or in any other form
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capable of being converted into written form within a reasonable time. The corporation shall be protected in treating the persons in whose names shares stand on the record of stockholders as the owners thereof for all purposes.

         SECTION 5. FIXING RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         SECTION 1. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year, or such other dates as may be determined by the board of directors.

         SECTION 2. DIVIDENDS. The board of directors may but shall not be required to declare, and the corporation may pay, dividends in cash or its bonds or its property, including the shares or bonds of other corporations, on its outstanding shares. Such dividends may be declared or paid out of surplus only and upon such terms and conditions provided by the certificate of incorporation or bylaws. Before the declaration and payment of any dividend, there may be set aside out of the surplus available for dividends such sum or sums as the directors, from time to time, in their absolute discretion, think proper, as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interests of the corporation.

         SECTION 3. SEAL OF CORPORATION. A seal of the corporation shall not be required but, if used, shall be circular in form and have inscribed thereon the name of the corporation, the year of its organization, and the words "Corporate Seal" and "Delaware". The seal shall be in the charge of the secretary. If and when so directed by the board of directors or the president and CEO, a duplicate of the seal may be kept and used by the secretary, assistant secretary, treasurer or assistant treasurer. The seal may be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

         SECTION 4. ANNUAL STATEMENT. The board of directors shall submit to the stockholders at least ten days before the annual meeting of the stockholders, a statement of the physical and financial condition of the corporation, including a consolidated balance sheet showing the assets and liabilities of the corporation and a profit and loss statement covering the preceding fiscal year, and, if the board deems appropriate, certified by independent public accountants.

         SECTION 5. NOTICES AND WAIVERS THEREOF. Whenever communication with any stockholder or director is unlawful under any statute of this state or of the United States or any regulation, proclamation or order issued under said statutes, then the giving of such notice or communication to such person shall not be required and there shall be no duty to apply for license or other permission to do so. Notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Waiver of notice need not specify the purpose of any regular or special meeting of the board.

         SECTION 6. SIGNING OF OBLIGATIONS. All checks, drafts, notes or other obligations of the corporation shall be signed by the president and CEO or such of the officers of the corporation or by such other person or persons as may be authorized by the board of directors.

         SECTION 7. INDEMNIFICATION OF DIRECTORS AND OFFICERS. If a director or officer of the corporation is made a party to any civil or criminal action or proceeding in any matter arising from the performance by such director or officer of his or her duties for or on behalf of the corporation, then, to the full extent permitted by law, the corporation, upon affirmative vote of the board of directors, a quorum of directors being present at the time of the vote who are not parties to the action or proceeding, shall:

         (1) Advance to such director or officer all sums found by the board, so voting, to be reasonably necessary and appropriate to enable the director or officer to conduct his or her defense, or appeal, in the action or proceeding; and

         (2) Indemnify such director or officer for all sums paid by him or her in the way of judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees actually and necessarily incurred, in connection with the action or proceeding, or appeal therein, subject to the proper application of credit for any sums advanced to the director or officer pursuant to clause (1) of this paragraph.

                                   ARTICLE VII

                              AMENDMENT AND REPEAL

         SECTION 1. AMENDMENT AND REPEAL. The bylaws may be altered, amended or repealed and new bylaws adopted at any meeting of the board of directors of the corporation by the affirmative vote of a majority of the members of the board.